UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 24, 2007

EASY GROUPS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-28339	84-1398342
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

57 West 200 South, Ste. 550
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (801) 536-5000

CHINA ETHANOL CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On April 27, 2007, Easy Groups Limited, a Nevada corporation (the “Registrant” or “Easy Groups”) entered into an Agreement and Plan of Share Exchange (“Exchange Agreement”), FullCo Industrial Limited., a limited liability company incorporated under the laws of the Hong Kong, China (“FullCo”) and each of the shareholders of the FullCo (“FullCo Shareholders”). FullCo is specialized in research and development, production and sale of nanometer level health food, cosmetic, biologic antibacterial disinfecting product, as well as Chinese traditional medicine products. The company obtains the state authentication of high and new technology enterprise and is simultaneously an academician enterprise in the hi-tech zone.

Upon consummation of the Exchange Agreement on the Closing Date, Easy Groups will acquire FullCo by issuing 90,000,000 shares of its common stock (the “Easy Groups Shares”) to the FullCo Shareholders and consultants, and in exchange, FullCo Shareholders shall assign 100% of the outstanding common stock of the FullCo to Easy Groups. As a result of the transactions contemplated under the Exchange Agreement, (1) Easy Groups would acquire the business and operations of the FullCo, and (2) Easy Group’s principal business activities shall consist of the business of FullCo,

The directors of Easy Groups and FullCo, respectively, have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The closing of this transaction (the “Closing”) is anticipated to occur within 60 days (the “Closing Date”). A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

FullCo currently operates, controls and beneficially owns the Nanotechnology business in China through a series of contractual arrangements with Xi’an Landway Bionanometer Technology Joint-stock Co, Ltd. (“Xi’an Landway”), a joint stock limited liability company formed under the laws of the PRC. Through these contractual arrangements, FullCo has the right to advise, consult, manage and operate Xi’an Landway, and collect and own all of its net profits. In addition, FullCo, Xi’an Landway and the Xi’an Landway shareholders have entered into a series of agreements under which voting control over the outstanding shares of Xi’an Landway will be vested in FullCo and the board of directors of FullCo, including a Power of Attorney, Shareholders’ Voting Rights Proxy Agreement and Covenant Not to Sue (“Power of Attorney”) and a Shareholders’ Voting Rights Proxy Agreement (“Proxy Agreement”). Prior to closing of the exchange transaction, Xi’an Landway and the Xi’an Landway shareholders will grant FullCo the exclusive right and option to acquire all of the shares of Xi’an Landway or all of the assets of Xi’an Landway (“Option Agreement”). Collectively, the Consulting Agreement, Operating Agreement, Option Agreement, Power of Attorney and Proxy Agreement are referred to herein as the “Restructuring Agreements.”

In connection with the execution of the Exchange Agreement, Easy Groups, FullCo and Xi’an Landway are entering into a Guarantee and Assumption Agreement (“Guarantee Agreement”), under which the FullCo and Xi’an Landway shall agree to be jointly and severally liable with FullCo and the FullCo Shareholders for each and every obligation and liability of FullCo and the FullCo Shareholders under the Exchange Agreement as if it were a party to the Exchange Agreement.

Upon the closing of the exchange transaction, Easy Groups intends to file a Current Report on Form 8-K announcing the closing of the exchange transaction and will include appropriate disclosures required under Item 1.01 with respect to the Restructuring Agreements, with each of the foregoing agreements being included as Exhibits in such Current Report, in addition to other applicable required disclosures.

Easy Groups is presently authorized under its Articles of Incorporation to issue up to 250,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the date of this Report, Easy Groups has 13,561,100 shares of its common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Under the terms of the Exchange Agreement, all of the outstanding shares of the FullCo will be exchanged for 90,000,000 shares of common stock of Easy Groups. Accordingly, if the exchange transaction closes, Easy Group’s 13,561,100 shares of currently outstanding common stock would represent approximately 13% of Easy Group’s total common stock outstanding immediately thereafter. Following completion of the exchange transaction, FullCo will become a wholly-owned subsidiary of Easy Groups.

Easy Group’s completion of the transactions contemplated under the Exchange Agreement are subject to the satisfaction of certain contingencies including, without limitation, the delivery of U.S. GAAP audited annual, interim reviewed and pro forma financial information of FullCo (on a consolidated basis with the FullCo and Xi’an Landway) acceptable to Easy Groups, compliance with regulatory requirements, and the execution of the Restructuring Agreements. Consummation of the exchange transaction is also conditioned upon, among other things, continued quotation of Easy Group’s common stock on the OTCBB

The parties expect the closing of the transactions under the Exchange Agreement to occur within sixty days. However, there can be no assurances that the exchange transaction will be completed. The Exchange Agreement may be terminated by mutual consent of the parties.

Item 3.02   Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, the Company shall issue 90,000,000 shares of common stock to the FullCo Shareholders and consultants comprised of accredited U.S. investors and non-U.S. persons. The sale and issuance of these shares was exempt from registration pursuant to Regulation S (with respect to non-U.S. investors) and Regulation D (with respect to U.S. accredited investors) under the Securities Act of 1933. See Item 5.01 for additional details regarding this share issuance.

Item 5.01 Changes in Control of Registrant.

The sole member of the Board of Directors prior to the change in control, consisting of Mr. Reed Benson, has voluntarily tendered his resignations from his respective officer and director positions in connection with the change in majority ownership of Easy Group stock. To fill the vacancies created by their departure, the Board of Directors approved the appointment of Wang Wen’geng to the Board of Directors, subject to the fulfillment of certain disclosure and notification requirements. Easy Group intends to have prepared, file and distribute to the Easy Group shareholders a Schedule 14(f)-1 Notice to Shareholders to announce this change in the majority of the board of directors of Easy Group. Additional information concerning Wang Wen’geng and other persons who will serve as Easy Group’s directors following the Closing will be included in the Schedule 14(f)-1 Notice to Shareholders which will be filed with the SEC and mailed to shareholders at least ten (10) days prior to the effective date of the change in the majority of the board of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

On June 13, 2007, Mr. Reed Benson tendered his resignation as a member of the Board of Directors of Easy Group, which shall take effect ten (10) days after Easy Group’s filing of its Schedule 14(f)-1 Notice to Shareholders with the SEC. There were no disagreements between Mr. Benson and the company. The company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Benson and informed him that he may furnish the company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the company requests that he provide the respects in which he does not agree with the disclosures. The company will undertake to file any letter received from Mr. Benson, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

(b) Appointment of Directors

The following persons were appointed as members of the Board of Directors, effective ten (10) days after Easy Group’s filing of its Schedule 14(f)-1 Notice to Shareholders with the SEC:

Name	Age	Position

Wang Wen’geng	38	Chairman of the Board; Director

Li Zhou	32	Director

Chen Min	37	Director

Xiang Qin	40	Director

Zhang Yali	42	Director

(c) Management Team

Wang Wen’geng, age 38, graduated from a four-year University. Previously, he was employed by Ping’An Insurance (Group) Company, a Limited Liability Compnay in China from the year of 1994 to 2000. During the engagement period, he provided services such as strategic business plannin, business consulting and business investment planning. Mr. Wang has been engaged by Bionamometer Technology since 2001, conducting research and studying industry growth for the compay. He is also presently serving as the Chairman on the board of Xi’an Landway Times Industry Co., Ltd. As well as Vice Chairman of Xi’an Association for Nanoscience and Technology. Mr. Wang is also a director of the Biologic Namometer Specialty Committee, part of the Committee of High-Science Technology Helathy Industry of PRC.

Mr. Wang has many years of experience working in management level operations, management planning and research in biologic nanometer technology and technology conversion. His way of work and friendly personality has earned him a reputable name among the Xi’an business circle and the biological nanometer industry and becoming a young successful entrepreneur in Xi’an hi-tech development industry. Mr. Wang was given the award of the “Top Ten Chinese Embarking New Pioneer” by Global system leader (Asia Pacific Area) sponsored by WCEGA

Li Zhou, age 32, is currently serving as the Executive Director of the company. His most notable skills are high-level management operations, business planning, and capital operation. He obtained a Bachelor degree in Law from Shaanxi Normal University in 1995. He further earned a Master degree in Economics in 1998. From 1998 to 1999, he was employed with Xi’an Haida Pharmaceutical Joint Stock Company. The year after, he became the General Manage of Xi’an Zhongcheng Business Co., Ltd. Mr. Zhou is presently a lecturer of the Business Administration College of Xi’an University of Finance and Economics. His lectures primarily focus on management, both strategy and financial. In addition, Mr. Zhou serves in varies scholar groups. He is the director of Xi’an Association for Nanoscience and Technology. He also is the standing deputy director of biologic nanometer specialty committee, a part of the Committee of the High-Science Technology Healthy Industry of PRC.

Chen Min, age 37, is currently serving as the CEO of the company. For almost 15 years, Mr. Min has been expertly developing his marketing and team management methods. He applies his methods to effectively meet the demand of the economy. His team of managers excels at business development, efficiency, and training. Mr. Min was a researcher of the Research Center for China Enterprise Development Strategy. He was also a director of both Marketing Association of Beijing University and the New Marketing Manager Union in the Asia Pacific region.

Zhang Yali, CTO, age 43, obtained a degree in Pharmacy from the College of Pharmacy of Xi’an Medical University in 1987 and is a certified pharmacist. After completing Pharmacy school, she was employed by the Xi’an Lijun Group for 10 years. During the year of 2002-2003, Ms. Zhang was the Vice General Management of a pharmaceutical company called Yunnan Pu Er Haufengyu Co., Ltd., part of Shenzhen Huafengyu Industry Corporation. Her responsibilities included overseeing general production process as well as technical aspect of production. Ms. Zhang currently is employed by the company as the general engineer. In addition, she is also presently the Vice Director of the Biologic Nanometer Specialty Committee, a part of the High-Science Technology Healthy Industry of PRC Committee.

Xiang Qin, CFO, 50 years old, he got his Bachelor Degree of Corporate Management in Xi’an Broadcast University in 1986, and got his Master Degree of Finance in 1996. He was a vice-manager of Construction Development Company in Xin Cheng District from 1978-1989, and also was a financial supervisor of Xi’an Yang Sen from 1989-1994, as well as a financial supervisor of Beijing Peace Fjord Investment Corporation from 1994-1997, During 1998-2000 and 2004- 2006, he was the CFO of Xi’an Ren He pharmacy Co., LTD. and Guang Dong Ao Qi Li Group Co., LTD. respectively. He is very good at corporate management and capital operation and has rich financial management experience in many Group Co., LTD.

(d) Resignation of Officers

On June 13, 2007, Mr. Reed Benson tendered his resignation as President, Chief Executive Officer, Chief Financial Officer and Secretary of Easy Group, which shall take effect ten (10) days after Easy Group’s filing of its Schedule 14(f)-1 Notice to Shareholders with the SEC.

(e) Appointment of Officers

The following persons were appointed as offices of the Company, effective ten (10) days after Easy Group’s filing of its Schedule 14(f)-1 Notice to Shareholders with the SEC, with the respective titles as set forth opposite his or her name below:

Name	Age	Position

Chen Min	37	Chief Executive Officer

Zhang Yali	42	Chief Technical Officer

Xiang Qin	40	Chief Financial Officer

Li Zhou	32	Secretary

Descriptions of the newly appointed officers can be found in Item 5.02(c) above, which descriptions are incorporated by reference.

(f) Significant Employees

The Company considers the following individuals significant employees:

Name	Age	Position

Wei Peirong	33	Production Director

Shi Changxu	86	Academician; Technical Advisor

Li Zhenqi	84	Technical Advisor

Professor Zhu Changchun	71	Technical Advisor

Wang Hangong	66	Technical Advisor

Furthermore, the company actively opens up the exterior resource and carries out cooperation with experts, professional institutions and academies in every respect:

At the aspect of law, Beijing Mingfei law office is a long-term counselor of Times Company. It furnishes professional services and consultation direction for the legal questions of the company management procedure.

At the aspect of financing, the American Huana International Group is a stratagem copartner of the company and also furnishes the professional direction and suggestion for the capital and financing operation of the company.

At the aspect of the industry and technologist, in a long time the company establishes the close cooperative relation with Chinese Academy of Sciences, Chinese Academy of Engineering, national nanometer technology center, China Association of Traditional Chinese Medicine and Pharmacy, national modernization engineering and technological research center for Chinese medicine, national technical study center for Chinese medicine pharmaceutical engineering, supercritical technical professional committee of China, natural drug laboratory of Chinese Pharmaceutical University, Xi’an Jiaotong University, the Fourth Military Medical University, Shaanxi College of Traditional Chinese Medicine and other scientific institutions.

Simultaneously, the company combines numerous enterprises, scientific research departments and experts dealing with nanometer technical study and development to found Xi’an Association for Nanoscience and Technology. Taking Professor Zhu Changchun, tutor of doctor of Xi’an Jiaotong University, as core, the company integrates the experts and scientific manpower of the nanometer technology domain in Shaanxi Province to carry out the nanometer technology research and technology conversion and reserves the ample industrial and technical force for the long-range development of the company.

In 2006, the company combines the Committee of the High-Science Technology Healthy Industry of PRC under 9 Ministries and Commissions of the State Council to found the biologic nanometer specialty committee under, taking Landway as a leading role, integrates experts, scholars and enterprises of the nanometer domain to contribute own strength for the technologic industrialization course of the biologic nanometer.

(g) Human Resource Management

The present scale and development stage of the company require the human resource management to be simple and practical. On the one hand, the option is being explored to prepare for implementing the stimulation of the stock rights and option for main administrators of the company, who are allowed to adopt a flexible form to hold the stock rights of a certain proportion to make the personal development and enterprise development knitted together. On the other hand, the company ensures employee to enjoy 3 basic insurances of social security, signs the labor contract with employee and protects bilateral lawful rights and interests. Finally, in the reward system, taking the performance checkup as basis, the company adopts the diversified reward schemes.

(h) Family Relationships

There are no family relationships between the directors, executive officers, or persons nominated or chosen by the Registrant to become a director or executive officer.

(i) Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 13, 2007, the Board of Directors adopted amended and restated bylaws, in order to among other things, increase the size of the board of directors to five members, and to provide for the terms of regulation of various corporate affairs that the board has deemed appropriate in connection with a reorganization of the business and capital structure of Easy. A copy of the amended and restated bylaws is attached as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Exchange Agreement dated April 24, 2007

3.1	Articles of Incorporation of Xi’an Landway Bionanometer
Technologies Joint-stock Co., Ltd.
(To be filed on Form 8-K/A to this filing)

3.2	Enterprise Business License for Xi’an Landway Bionanometer
Technologies Joint-stock Co., Ltd.
(To be filed on Form 8-K/A to this filing)

3.3	Certificate of Incorporation for FULLCO Industrial Limited
(To be filed on Form 8-K/A to this filing)

3.4	Memorandum and Articles of Association of FULLCO Industrial Limited
(To be filed on Form 8-K/A to this filing)

3.5	Business Registration Certificate for FULLCO Industrial Limited
(To be filed on Form 8-K/A to this filing)

3.6	Amended and Restated Bylaws of Easy Groups Limited

4.1	Equity Pledge Agreement Proxy Agreement FullCo Industrial Limited and
Xi’an Landway Bionanometer Technology Joint-stock Co. Ltd.
dated April 24, 2007

4.2	Option Agreement between FullCo Industrial Limited and Xi’an Landway
Bionanometer Technology Joint-stock Co. Ltd.
dated April 24, 2007

10.1	Consulting Agreement between FullCo Industrial Limited and Xi’an
Landway Bionanometer Technology Joint-stock Co. Ltd.
dated April 24, 2007

10.2	Operating Agreement between FullCo Industrial Limited and Xi’an
Landway Bionanometer Technology Joint-stock Co. Ltd.
dated April 24, 2007

10.3	Proxy Agreement FullCo Industrial Limited and Xi’an Landway
Bionanometer Technology Joint-stock Co. Ltd.
dated April 24, 2007

17.1	Resignation of Reed Benson dated June 13, 2007

23.1	Consent of Independent Accountants
(To be filed on Form 8-K/A to this filing)

99.1	Resolutions of the General Shareholders’ Meeting
(To be filed on Form 8-K/A to this filing)

99.2	Excerpts of Chinese Corporate Law

99.3	Excerpts of Chinese Civil Code

99.4	Full Text of SAFE Notice No. 75
(To be filed on Form 8-K/A to this filing)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASY GROUPS LIMITED

Date: June 18, 2007	By:	/s/ Reed Benson

Title Reed Benson, Chief Executive Officer